Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of April 1995
Distribution Date of May 22, 1995

Original Pool Amount                   $315,029,921.60

Beginning Pool Balance                 $275,352,505.86
Beginning Pool Factor                        0.8740519

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $7,664,921.37
  Interest Collected                     $2,278,531.26

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $94,980.59
Total Additional Deposits                   $94,980.59

Repos/Chargeoffs                           $221,953.40
Aggregate Number of Notes Charged Off               17

Total Available Funds                   $10,038,433.22

Ending Pool Balance                    $267,465,631.09
Ending Pool Factor                           0.8490166

Servicing Fee                              $229,460.42

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $16,600,449.05
  Target Percentage                              6.00%
  Target Balance                        $16,047,937.87
  Minimum Balance                        $6,615,628.35
  (Release)/Deposit                       $(552,511.18)
  Ending Balance                        $16,047,937.87

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,496,642.27      1,062
    31-60 days                              174,836.32        120
    60+ days                                 26,856.40         19

    Total                                 1,698,334.99      1,063

  Balances:
    60+ days                                682,615.73         19

Memo Item - Reserve Account

  Prior Month                           $16,521,150.35
  + Invest. Income                           79,298.70
  - Withdrawal                                    0.00
    Beginning Balance                   $16,600,449.05

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of April 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $315,029,921.60    $207,000,000.00     $97,000,000.00     $11,029,921.60
 Distribution Percentages                                            100.00%              0.00%              0.00%
 Coupon                                                               7.650%             8.000%             8.300%

Beginning Pool Balance                    $275,352,505.86
Ending Pool Balance                       $267,465,631.09

Collected Principal                         $7,664,921.37
Collected Interest                          $2,278,531.26
Charge-Offs                                   $221,953.40
Servicing                                     $229,460.42
Cash Transfer from Reserve Acount                   $0.00

  Total Collections Available
    for Debt Service                        $9,713,992.21

Beginning Balance                         $275,039,482.68    $167,009,561.08     $97,000,000.00     $11,029,921.60

Interest Due                                $1,787,642.91      $1,064,685.95        $646,666.67         $76,290.29
Interest Paid                               $1,787,642.91      $1,064,685.95        $646,666.67         $76,290.29
Principal Due                               $7,886,874.77      $7,886,874.77              $0.00              $0.00
Principal Paid                              $7,886,874.77      $7,886,874.77              $0.00              $0.00

Ending Balance                            $267,152,607.91    $159,122,686.31     $97,000,000.00     $11,029,921.60
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.7687086295       1.0000000000       1.0000000000

Total Distributions                         $9,674,517.68      $8,951,560.72        $646,666.67         $76,290.29

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                               $39,474.53

Beginning Reserve Account Balance          $16,600,449.05
(Release)/Draw                               $(552,511.18)
Ending Reserve Account Balance             $16,047,937.87

Memo Item - Advances:
 Servicer Advances - Current Month            $443,306.51
 Total Outstanding Servicer Advances        $2,651,207.96

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of April 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Dec 1994          Jan 1995          Feb 1995          Mar 1995          Apr 1995
Beg. Pool Balance        $315,029,921.60   $299,440,328.15   $292,007,535.40   $283,644,074.75   $275,352,505.86

A) Loss Trigger:
Principal of Contracts
  Charged off                $158,086.15        $89,289.62       $246,317.21       $162,132.14       $221,953.40
Recoveries                         $0.00        $17,510.43        $89,233.40       $206,279.35        $94,980.59


Total Charged off
  (Months 5,4,3)             $493,692.98
Total Recoveries
  (Months 3,2,1)             $390,493.34
Net Loss/(Recoveries)
  for 3 Mos.                 $103,199.64(a)

Total Balance
  (Months 5,4,3)         $906,477,785.15(b)

Loss Ratio [(a/b)(12)]           0.1366%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                   $586,120.87       $810,341.73       $682,615.73
  As % of Beginning
    Pool Balance                                  0.20072%          0.28569%          0.24791%
  Three Month Average                             0.14976%          0.22563%          0.24477%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer